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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Veracyte, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Veracyte, Inc.
7000 Shoreline Court, Suite 250
South San Francisco, CA 94080
(650) 243-6300

April 8, 2015

Dear Stockholder:

              You are cordially invited to attend the Annual Meeting of Stockholders of Veracyte, Inc. that will be held on Monday, May 18, 2015, at 10:00 a.m., Pacific Daylight Time, at 7000 Shoreline Court, Conference Room, 1st Floor, South San Francisco, California 94080.

              The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

              After reading the Proxy Statement, please vote promptly to ensure that your shares will be represented. Your shares cannot be voted unless you sign, date and return the enclosed proxy, submit your proxy by telephone or the internet, or attend the Annual Meeting in person.

              A copy of the Company's 2014 Annual Report on Form 10-K is also enclosed.

              We look forward to seeing you at the annual meeting.

Sincerely yours,

Bonnie H. Anderson President and Chief Executive Officer

Veracyte, Inc.

Notice of Annual Meeting of Stockholders
to be held Monday, May 18, 2015

To the Stockholders of Veracyte, Inc.:

              The Annual Meeting of Stockholders of Veracyte, Inc., a Delaware corporation (the "Company"), will be held at 7000 Shoreline Court, Conference Room, 1st Floor, South San Francisco, California 94080, on Monday, May 18, 2015, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

    1.
    To elect two Class II directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

    2.
    To vote on the approval of the Veracyte, Inc. Employee Stock Purchase Plan;

    3.
    To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015; and

    4.
    To transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.

              Stockholders of record as of the close of business on March 24, 2015 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

              It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. You may vote on the internet, by telephone or by mailing the enclosed proxy card or voting instruction form. Please review the instructions on page 2 of the Proxy Statement and your proxy card or voting instruction form regarding each of these voting options.

By Order of the Board of Directors

Julie A. Brooks Executive Vice President, General Counsel and Secretary

South San Francisco, California
April 8, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2015.

The Proxy Statement and Annual Report are available at https://materials.proxyvote.com/92337F.

Veracyte, Inc.
7000 Shoreline Court, Suite 250
South San Francisco, CA 94080

Proxy Statement

              This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Veracyte, Inc., a Delaware corporation ("we," "us," "our," "Veracyte" or the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at 7000 Shoreline Court, Conference Room, 1st Floor, South San Francisco, California 94080, on Monday, May 18, 2015, at 10:00 a.m., Pacific Daylight Time, and any postponement or adjournment thereof (the "Annual Meeting").

              This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 8, 2015.

Questions and Answers about
the Proxy Materials and the Annual Meeting

What proposals will be voted on at the Annual Meeting?

              Three proposals will be voted on at the Annual Meeting:

      •
      The election of two Class II directors to serve until the 2018 Annual Meeting or until their successors are duly elected and qualified;

      •
      The approval of the Veracyte, Inc. Employee Stock Purchase Plan; and

      •
      The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

What are the Board's recommendations?

              Our board of directors recommends that you vote:

      •
      "FOR" election of each of the nominated Class II directors;

      •
      "FOR" approval of the Employee Stock Purchase Plan; and

      •
      "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

Will there be any other items of business on the agenda?

              We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

              Stockholders of record at the close of business on March 24, 2015 (the "Record Date") may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

              Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the "stockholder of record." The Proxy Statement, Annual Report and proxy card have been sent directly to you by Veracyte.

              Beneficial Owner.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing.

How do I vote?

              You may vote using any of the following methods:

    •By Mail – Stockholders of record may submit proxies by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf "FOR" the election of the nominees for Class II director and "FOR" the approval of the Employee Stock Purchase Plan and the ratification of the independent registered public accounting firm for 2015. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

    •By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

    •By Internet – Stockholders of record may submit proxies by following the internet voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

    •In Person at the Annual Meeting – Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy?

              You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later- dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

              If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, please consult the voting instructions provided with this proxy statement or contact your broker, bank or nominee.

How are votes counted?

              In the election of directors, you may vote "FOR" all of the Class II nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For Proposals 2 and 3, the approval of the Employee Stock Purchase Plan and the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015, you may vote "FOR," vote "AGAINST" or "ABSTAIN." An abstention has the same effect as a vote "AGAINST" the proposal.

              If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors ("FOR" each of the Class II nominees to the board of directors, "FOR" the approval of the Employee Stock Purchase Plan, "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What vote is required to approve each item?

              For Proposal 1, the election of directors, the two persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected.

              Proposals 2 and 3 require the affirmative "FOR" vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. Abstentions have the same effect as votes "AGAINST" these proposals.

              If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Is cumulative voting permitted for the election of directors?

              Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

              The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 22,551,745 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How are proxies solicited?

              Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of- pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

PROPOSAL 1
ELECTION OF DIRECTORS

Directors and Nominees

              The number of directors is currently set at nine. Our board of directors is divided into three classes, each serving staggered, three-year terms:

  •
  Our Class I directors are Bonnie H. Anderson, Robert S. Epstein, M.D., M.S., and Evan Jones and their terms will expire at the annual meeting of stockholders to be held in 2017;

  •
  Our Class II directors are John L. Bishop, Brook H. Byers and Fred E. Cohen, M.D., D.Phil. and their terms will expire at the Annual Meeting; and

  •
  Our Class III directors are Brian G. Atwood, Karin Eastham and Jesse I. Treu, Ph.D. and their terms will expire at the annual meeting of stockholders to be held in 2016.

              As of the Annual Meeting, we will have eight authorized directors. Brook H. Byers is retiring from the board of directors as of the Annual Meeting. We are grateful for his guidance and his years of service to our company.

              Two Class II directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2018 or until their successors are duly elected and qualified, with the other classes of directors continuing to serve for the remainder of their respective terms. The two nominees receiving the highest number of affirmative votes will be elected as Class II directors. The nominating and corporate governance committee of the board of directors has recommended, and the board of directors has designated, John L. Bishop and Fred D. Cohen as the nominees for Class II directors to serve until the 2018 annual meeting. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by the board of directors, taking into account any recommendations of the nominating and corporate governance committee, to fill the vacancies.

              Names of the Class II nominees and the other members of the board of directors and certain biographical information as of March 2, 2015 are set forth below:

Name	Age	Position with the Company	Director Since

Bonnie H. Anderson	57	President and Chief Executive Officer and Director	2008
Brian G. Atwood	62	Chairman of the Board of Directors	2006
John L. Bishop	70	Director	2014
Fred E. Cohen, M.D., D.Phil.	58	Director	2007
Karin Eastham	65	Director	2012
Robert S. Epstein, M.D., M.S.	59	Director	2015
Evan Jones	57	Director	2008
Jesse I. Treu, Ph.D.	67	Director	2010

              Bonnie H. Anderson has served as our Chief Executive Officer since February 2008. In August 2013, she was appointed as our President. Prior to joining us, Ms. Anderson was an independent strategic consultant from April 2006 to January 2008, including as a strategic consultant for us from July 2007 to January 2008. Ms. Anderson was a Vice President at Beckman Coulter, Inc., a manufacturer of biomedical testing instrument systems, tests and supplies, from September 2000 to March 2006. She currently serves as a trustee emeritus of the Keck Graduate Institute of Applied Life Sciences. Ms. Anderson holds a B.S. in Medical Technology from Indiana University of Pennsylvania.

              Brian G. Atwood has served as a Managing Director of Versant Ventures, a healthcare-focused venture capital firm that he co-founded, since 1999. Prior to founding Versant Ventures, Mr. Atwood served as a general partner of Brentwood Associates, a venture capital firm. He was also founder, President and Chief Executive Officer of Glycomed, Inc., a biopharmaceutical company. Mr. Atwood is currently a director of Clovis Oncology, Inc., Five Prime Therapeutics, Inc. and Immune Design Corp., and a number of privately held companies. Mr. Atwood served as a director of Cadence Pharmaceuticals, Inc. from March 2006 until its acquisition in March 2014, Helicos BioSciences Corporation from 2003 until September 2011, Pharmion Corporation from January 2000 until its acquisition in March 2008, and Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013. Mr. Atwood holds a B.S. in Biological Sciences from the University of California, Irvine, an M.S. in Ecology from the University of California, Davis, and an M.B.A. from Harvard University.

              John L. Bishop has served as Chief Executive Officer and as a director of Cepheid since April 2002 and became its Chairman of the Board in February 2013. Mr. Bishop served as President and a director of Vysis, Inc., a genomic disease management company that was acquired by Abbott Laboratories, from 1993 to 2002, and as Chief Executive Officer from 1996 to 2002. From 1991 until 1993, Mr. Bishop was Chairman and Chief Executive Officer of MicroProbe Corporation, a biotechnology company, and, from 1987 until 1991, of Source Scientific Systems, a biomedical instrument manufacturing company. From 1984 to 1986, Mr. Bishop was President and Chief Operating Officer of Gen-Probe, Inc. From 1968 to 1984, Mr. Bishop held various management positions with American Hospital Supply Company and its affiliates, including a three-year assignment in Japan as an Executive Vice President and Chief Executive Officer of International Reagents Corp., a joint venture between American Hospital Supply Company and Green Cross Corporation. He served as a director of Conceptus, Inc. and a member of its compensation committee until its acquisition by Bayer HealthCare LLC in June 2013 and is the chairman of the board of directors of AdvaMedDx, a medical diagnostics industry advocacy group. Mr. Bishop holds a B.S. from the University of Miami.

              Fred E. Cohen, M.D., D.Phil., is a partner at TPG, a private equity firm he joined in 2001, and serves as co-head of TPG's biotechnology group. From 1988 through December 2014, Dr. Cohen was an Adjunct Professor of Cellular and Molecular Pharmacology at the University of California, San Francisco.

Dr. Cohen currently serves as a director of BioCryst Pharmaceuticals, Inc., CareDx, Inc., Five Prime Therapeutics, Inc., Genomic Health, Inc., Quintiles Transnational Holdings Inc., Roka Bioscience, Inc. and Tandem Diabetes Care, Inc., and a number of privately held companies. Dr. Cohen holds a B.S. in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University and an M.D. from Stanford University.

              Karin Eastham serves on the boards of directors of several life sciences companies. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research, a non-profit corporation engaged in biomedical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, a diagnostics company, from 1976 to 1988. Ms. Eastham currently serves as a director of Geron Corporation, Illumina, Inc., and MorphoSys AG. Ms. Eastham served as a director of Amylin Pharmaceuticals, Inc. from September 2005 until its acquisition in August 2012, Genoptix, Inc. from August 2008 until its acquisition in March 2011, Tercica, Inc. from December 2003 until its acquisition in October 2008, and Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013. Ms. Eastham received a B.S. in Accounting and an M.B.A. from Indiana University and is a Certified Public Accountant.

              Robert S. Epstein, M.D., M.S. has served as a strategic consultant to life sciences companies since 2013. From 2010 to 2012, Dr. Epstein served as President of the Medco-UBC Division and as Chief Research and Development Officer of Medco Health Solutions, Inc., a managed healthcare company. Prior to that, Dr. Epstein served as Medco's Chief Medical Officer from 1997 to 2010. Dr. Epstein currently serves as a director of Fate Therapeutics, Inc. and Illumina, Inc. Dr. Epstein is the former president of the International Society of Pharmacoeconomics and Outcomes Research, and served on the board of directors of the Drug Information Association and the International Society of Quality of Life. He has also served on the federal CDC EGAPP (Evaluation of Genomic Applications in Practice & Prevention) Stakeholder Committee and the AHRQ CERTs (Centers for Education and Research on Therapeutics) Committee. Dr. Epstein holds a B.S. in Biomedical Science and an M.D. from the University of Michigan, and an M.S. in Preventive Medicine from the University of Maryland.

              Evan Jones has served since 2007 as Managing Member of jVen Capital, LLC, a life sciences investment company. He also serves as Chairman and Chief Executive Officer of Opgen, Inc., a privately held genetic analysis company. He was a co-founder of Digene Corporation, a publicly-traded biotechnology company focused on women's health and molecular diagnostic testing, serving as Chairman of the Board from 1995 until its acquisition in 2007 and serving as Chief Executive Officer from 1990 to 2006 and as President from 1990 to 1999. Mr. Jones also serves as a director of Fluidigm Corporation and Foundation Medicine, Inc. Mr. Jones served as a director of CAS Medical Systems, Inc. from May 2008 until its acquisition in October 2013. Mr. Jones received a B.A. in Biotechnology from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania.

              Jesse I. Treu, Ph.D., has been a partner at Domain Associates, a venture capital firm, since its inception in 1985. Dr. Treu has been a director of 38 early-stage healthcare companies, of which 22 have been public companies. Dr. Treu currently serves as a director of Aldeyra Therapeutics, Inc., Regado Biosciences, Inc., and Tandem Diabetes Care, Inc., and a number of privately held life sciences and biopharmaceutical companies. Prior to the formation of Domain Associates, Dr. Treu was vice president of the predecessor organization to The Wilkerson Group, and its venture capital arm, CW Ventures. Previous to that, Dr. Treu held a number of management and corporate staff positions in the medical industry, including positions at General Electric Company and Technicon Instruments. Dr. Treu holds a B.S. in

Physics from Rensselaer Polytechnic Institute and an M.A. and a Ph.D. in Physics from Princeton University.

              The Board of Directors Recommends a Vote "FOR" Election as Director of Each of the Class II Nominees Set Forth Above.

Director Nominations

              The board of directors nominates directors whose term is scheduled to expire at the next annual meeting of stockholders and elects new directors to fill vacancies when they arise. The board of directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board for nomination or election.

              The nominating and corporate governance committee evaluates and selects candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The nominating and corporate governance committee believes that nominees for director should have experience, such as experience in management, accounting, finance, or marketing, or industry and technology knowledge, that may be useful to the company and the board of directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The nominating and corporate governance committee also believes that service as a director of other public companies provides experience and perspective that may be useful to the Company and the board of directors. Each of our non-employee directors has served on the board of a public company. Although the Company has no formal diversity policy for board members, the board and the nominating and corporate governance committee consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees.

              The nominating and corporate governance committee believes it appropriate for at least one, and, preferably, multiple, members of the board of directors to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission, or SEC, rules, and that a majority of the members of the board meet the definition of "independent director" under the rules of The NASDAQ Stock Market. The nominating and corporate governance committee believes it appropriate for certain key members of our management — currently, the president and chief executive officer — to participate as members of the board of directors.

              Prior to each annual meeting of stockholders, the nominating and corporate governance committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate's prior service as a director, and the needs of the board of directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to re-nominate the director, or if a vacancy is created on the board as a result of a resignation, an increase in the size of the board or other event, then the nominating and corporate governance committee will consider various candidates for board membership, including those suggested by the committee members, by other board members, by any search firm engaged by the nominating and corporate governance committee and by stockholders. Each of the Class II nominees is a member of the board of directors standing for re-election as a director.

              A stockholder who wishes to suggest a prospective nominee for the board of directors should notify the Secretary of the Company or any member of the nominating and corporate governance committee in writing with any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder's notice not more than 120 days nor less than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so received by our Secretary not later than the close of business on the later of (1) the 90th day prior to the date of the scheduled annual meeting and (2) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement of the date of such scheduled annual meeting was first made. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder's notice described above. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

              Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Veracyte, Inc., 7000 Shoreline Court, Suite 250, South San Francisco, California 94080. You may obtain a copy of the full text of this provision of the Bylaws by writing to our Secretary at the above address.

Director Qualifications

              Set forth below is a summary of the specific experience, qualifications, attributes or skills of the nominees for the board of directors that, in addition to the experience of those individuals described in their biographies above, led our nominating and corporate governance committee and board to conclude that the director should serve as a member of the board of directors.

              Our board of directors has concluded that Ms. Anderson should serve on our board of directors due to her extensive industry experience, strategic perspective of our development, historic knowledge of our company and key leadership position as our President and Chief Executive Officer.

              Our board of directors has concluded that Mr. Atwood should serve on our board of directors due to his experience in the venture capital industry, his experience as a director of numerous publicly traded and privately held companies, as well as his experience founding and serving as President and Chief Executive Officer of a publicly traded biopharmaceutical company.

              Our board of directors has concluded that Mr. Bishop should serve on our board of directors due his significant experience as the chief executive officer of a publicly traded molecular diagnostics company, his experience in senior management positions in life sciences companies, his experience as a director of publicly traded life sciences companies and his extensive experience in the clinical diagnostics, life science and biotechnology industries.

              Our board of directors has concluded that Dr. Cohen should serve on our board of directors due to his significant leadership experience in the medical and finance fields through his background as an M.D. and a venture capitalist, his extensive technical expertise relevant to our business, and his experience as an investor in and on the boards of numerous life sciences and healthcare companies.

              Our board of directors has concluded the Dr. Epstein should serve on our board of directors due to his extensive experience in senior and strategic roles in healthcare companies, his expertise in reimbursement and FDA regulation, and his experience as a director of publicly traded companies in the life sciences industry.

              Our board of directors has concluded that Ms. Eastham should serve on our board of directors due to her experience as a director of numerous life sciences companies, as well as her extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions.

              Our board of directors has concluded that Mr. Jones's knowledge of the life sciences industry and his experience as a chief executive officer and as a board member of other publicly traded and privately held life sciences companies qualifies him to serve on our board of directors.

              Our board of directors has concluded that Dr. Treu should serve on our board of directors due to his extensive management experience in the healthcare industry, and his experience as an investor in and director of numerous publicly traded and private life sciences and healthcare companies.

Director Independence

              The board of directors has determined that, except for Ms. Anderson, each individual who currently serves as a member of the board is, and each individual who served as a member of the board in 2014 was, an "independent director" within the meaning of Rule 5605 of The NASDAQ Stock Market. Ms. Anderson is not considered independent as she is employed as our President and Chief Executive Officer. For Mr. Atwood, Mr. Bishop, Mr. Byers, Dr. Cohen, Ms. Eastham, Dr. Epstein, Mr. Jones, and Dr. Treu, the board of directors considered their relationship and transactions with the Company as directors and security holders of the Company.

Board Meetings

              The board of directors held seven meetings during 2014. Each director attended at least 75% of the aggregate number of meetings held by the board of directors and of the committees on which such director served. The independent directors meet in executive sessions at regularly scheduled meetings of the board of directors without the participation of the President and Chief Executive Officer or other members of management. We do not have a policy that requires the attendance of directors at the Annual Meeting. Three directors attended the 2014 annual meeting.

Board Committees

              Below is a description of each committee of the board of directors. The board of directors has determined that each director who serves on the audit, compensation, nominating and corporate governance, and regulatory and compliance committees is "independent," as that term is defined for such committee by applicable listing standards of The NASDAQ Stock Market and rules of the SEC, and has adopted written charters for each of these committees. The charters of the audit, compensation and nominating and corporate governance committees are available on the investor section of our website (www.veracyte.com) under the corporate governance tab.

Audit Committee

              The current members of the audit committee are Karin Eastham (Chair), Brian G. Atwood and Fred E. Cohen. The audit committee held six meetings during 2014. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor's qualifications, independence and performance, and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. The board of directors has determined that Ms. Eastham is qualified as an "audit committee financial expert" under the definition outlined by the SEC.

Compensation Committee

              The current members of the compensation committee are Evan Jones (Chair), John L. Bishop and Brook H. Byers. The compensation committee held five meetings during 2014. Our compensation committee oversees our compensation policies, plans and benefits programs and assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation. In addition, our compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee also reviews and recommends directors' compensation to the full board of directors. The compensation committee has the sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.

Nominating and Corporate Governance Committee

              The current members of the nominating and corporate governance committee are Jesse I. Treu (Chair), Brian G. Atwood, Brook H. Byers and Robert S. Epstein. The nominating and corporate governance committee held two meetings in 2014. Our nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board of directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our board of directors on matters concerning corporate governance and conflicts of interest.

Regulatory and Compliance Committee

              The current members of the regulatory and compliance committee are Brian G. Atwood (Chair), Robert S. Epstein, Evan Jones and Jesse I. Treu. The regulatory and compliance committee did not meet in 2014. Our regulatory and compliance committee assists our board in meeting its responsibilities with regard to oversight of our compliance with healthcare legal and regulatory requirements applicable to our business.

Non-management Equity Award Committee

              The board of directors has established a non-management equity award committee, the members of which are Bonnie H. Anderson and Shelly D. Guyer. The non-management equity award committee is a secondary committee responsible for granting and issuing awards of options under our 2013 Stock Incentive Plan to eligible new employees, other than to members of the board of directors, to individuals designated by the board of directors as "Section 16 officers," and to employees who hold the title of vice president or above. In addition, the non-management equity award committee may not make any awards or grants to any new employee that total more than 50,000 shares of common stock.

Corporate Governance

Board Leadership Structure and Role in Risk Oversight

              We have an independent chairman of the board of directors separate from our chief executive officer. Ms. Anderson is our chief executive officer and Mr. Atwood is the chairman of the board. The board of directors believes that this leadership structure reflects the role and responsibilities of the chief executive officer in our business and operations with significant involvement and authority vested in a separate independent chairman of the board. The board of directors retains the authority to modify this structure as it deems appropriate.

              Our board of directors is responsible for overseeing the overall risk management process at our company. The responsibility for managing risk rests with executive management while the committees of the board and the board of directors as a whole participate in the oversight process. The board's risk oversight process builds upon management's risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The board of directors considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management.

Communications with the Board of Directors

              If you wish to communicate with the board of directors, you may send your communication in writing to: Secretary, Veracyte, Inc., 7000 Shoreline Court, Suite 250, South San Francisco, California 94080. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the board based on the subject matter.

Certain Relationships and Related Transactions

              In addition to the compensation arrangements of our directors and named executive officers discussed elsewhere in this Proxy Statement, the following is a description of transactions since January 1, 2014, to which we have been or will be a party, and in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with, or immediate family members of, any of the foregoing, had or will have a direct or indirect material interest.

Indemnification Agreements

              We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Transaction Approval

              In October 2013, our board of directors adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of the disinterested and independent members of our board of directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the disinterested and independent members of our board of directors for review, consideration and approval. In approving or rejecting any such proposal, the disinterested and independent members of our board of directors will consider all relevant facts and circumstances reasonably available to them.

              Although we did not have a written policy for the review and approval of transactions with related persons prior to October 2013, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest. Prior to approving such a transaction, the material facts as to a director's or officer's relationship or interest as to the agreement or transaction were disclosed to our board of directors. Our board of directors would take this information into account when evaluating the transaction and in determining whether such a transaction was fair to the company and in the best interests of all of our stockholders. In addition, for each related party transaction, the disinterested directors in the context of each such transaction approved the applicable agreement and transaction.

2014 Director Compensation

              The following table sets forth cash amounts and the value of other compensation earned by our outside directors for their service in 2014:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Brian G. Atwood	67,000	79,228	146,228
John L. Bishop(3)	3,482	113,068	116,550
Brook H. Byers	45,500	79,228	124,728
Fred E. Cohen	42,500	79,228	121,728
Karin Eastham	50,000	79,228	129,228
Evan Jones	45,000	79,228	124,228
Jesse I. Treu	42,500	79,228	121,728

(1)
Amounts represent the aggregate fair value of the option awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes, rather than amounts paid to or realized by the named individual. Our assumptions with respect to the calculation of these values are set forth in the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.

(2)
The following sets forth the number of shares of common stock subject to outstanding options held by non-employee directors at December 31, 2014, as applicable:

Name	Number of Shares
Brian G. Atwood	10,000
John L. Bishop	35,000
Brook H. Byers	10,000
Fred E. Cohen	10,000
Karin Eastham	50,000
Evan Jones	60,000
Jesse I. Treu	10,000
(3)
Mr. Bishop joined our board on December 1, 2014.

              Directors who are employees do not receive any fees for their service on the board of directors or any committee. Our non-employee directors receive an annual cash retainer of $35,000 for their service on our board of directors and any committee thereof. Members of our audit committee, compensation committee and nominating and corporate governance committee, other than the chair of each such committee, receive an additional annual cash retainer of $7,500, $6,000 and $4,500, respectively. The chair of our audit committee, compensation committee and nominating and corporate governance committee each receive an additional annual cash retainer of $15,000, $10,000 and $7,500, respectively. Additionally, the individual acting as chairman of the board of directors receives an additional annual cash retainer of $20,000. All annual cash retainers are payable quarterly in arrears and are pro-rated for partial service in any year. We also reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board of directors and committee meetings in accordance with our travel policy.

              After our initial public offering in October 2013, any non-employee director who first joins our board of directors will be automatically granted an initial stock option to purchase 35,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. The option will vest and become exercisable as to 25% of those shares on the first anniversary of the date of grant, and the remaining shares vest and become exercisable in equal monthly installments over the following three years. On the first business day after each annual meeting of stockholders, each non-employee director who continues to serve on our board of directors will be automatically granted an option to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Each of these options will vest in full on the first anniversary of the date of grant or, if earlier, the date of the next annual meeting of stockholders. The vesting of the options described above will accelerate in full upon a "change in control" as defined in our 2013 Stock Incentive Plan.

 Executive Compensation

              The following table sets forth information concerning the total compensation our president and chief executive officer and two other highest paid executive officers, who we refer to as our named executive officers, earned for services rendered to us in all capacities during the year ended December 31, 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Bonnie H. Anderson	2014	425,000	1,193,094	127,500	—	1,745,594
President and Chief Executive Officer	2013	380,000	305,935	170,000	—	855,935

Shelly D. Guyer(2)	2014	300,000	596,547	54,000	—	950,547
Chief Financial Officer	2013	201,042	755,214	69,000	—	1,025,256

Christopher M. Hall(3)	2014	341,181	819,539	61,413	—	1,222,133
Chief Operating Officer	2013	316,314	76,018	80,000	—	472,332

(1)
Amounts represent the aggregate fair value of the option awards computed as of the grant date of each option award in accordance with Topic 718 for financial reporting purposes, rather than amounts paid to or realized by the named individual. Our assumptions with respect to the calculation of these values are set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with Topic 718.

(2)
Ms. Guyer was appointed our chief financial officer in April 2013.

(3)
Mr. Hall was our chief commercial officer until he was appointed our chief operating officer in September 2014.

Salary

              In 2015, the independent members of the board, on the recommendation of the compensation committee, approved increases in the base salaries of the named executive officers to the following amounts: Ms. Anderson, $457,000; Ms. Guyer, $321,000; and Mr. Hall, $383,000. The increases were effective as of January 1, 2015.

Stock Option Awards

              In 2015, the compensation committee, after determination of overall executive compensation by the independent members of the board, approved grants of options to purchase shares of our common stock to the named executive officers in the following amounts: Ms. Anderson, 225,000 shares; Ms. Guyer, 75,000 shares; and Mr. Hall, 80,000 shares. All of the options become exercisable as to 25% of the shares on the first anniversary of the grant date, and the remaining shares vest at a rate of 1/48th of the total number of shares subject to the options each month thereafter. The options have a term of ten years, subject to earlier termination in certain events relating to termination of employment. If an option holder is terminated without "cause" or resigns for "good reason" (each as defined in the applicable option agreement) within 12 months of a change in control, 100% of the shares subject to the option shall vest immediately prior to such termination or resignation.

Bonus Plans

              For 2013, our board of directors adopted an Executive Bonus Plan, under which our executive officers were eligible to receive annual incentive compensation if the company achieved the annual corporate goals approved by our board of directors. Such bonuses may be paid in cash, fully vested stock options or restricted stock, or any combination thereof, at the discretion of our board of directors. The potential for actual awards under the Executive Bonus Plan could either exceed or be less than the targets established, as determined by our board of directors in their sole discretion based on corporate and individual performance. The corporate goals were established and measured annually. For 2013, the bonus pool was funded based on our achievement of Afirma related goals (test levels, revenue levels and reimbursement progress) along with achievement of operational goals (reducing costs associated with test processing, and laboratory and facility expansion) and achievement of specific strategic targets relating to the introduction of new products. In 2013, the bonus target levels for Bonnie H. Anderson, Shelly D. Guyer and Christopher M. Hall were 40%, 25% and 25% of base salary, respectively.

              For 2014, the independent members of the board of directors, on the recommendation of the compensation committee, approved corporate goals relating to a corporate bonus plan. Such bonuses may be paid in cash, fully vested stock options or restricted stock, or any combination thereof, at the discretion of the independent members of our board. The potential for actual awards could either exceed or be less than the targets established, as determined by the independent members of our board in their discretion based on the recommendation of the compensation committee and based on corporate and individual performance. Funding of the 2014 plan was dependent upon achieving a minimum level of annual revenue, which we achieved. The size of the 2014 bonus pool could have been reduced to the extent that specified corporate performance goals were not achieved. After reviewing our achievement of the corporate performance goals, the independent members of the board determined that, although the corporate performance goals had been achieved at a lower level, other achievements during 2014, including our planned entry into the pulmonary market through our acquisition of Allegro Diagnostics, our success in increasing the number of covered lives for Afirma and our reimbursement progress, warranted payouts to our executive officers of 60% of their target bonus levels. In 2014, target bonus levels for Ms. Anderson, Ms. Guyer and Mr. Hall were 50%, 30% and 30% of base salary, respectively.

              In March 2015, the independent members of the board of directors, on the recommendation of the compensation committee, approved a corporate bonus plan for the 2015 fiscal year. Under the plan, eligible executive officers and employees are eligible to receive annual incentive compensation if the company achieves the corporate goals approved by the board. Such bonuses may be paid in cash, fully vested stock options or restricted stock, or any combination thereof, at the discretion of the independent members of the Board. Actual awards under the 2015 bonus plan could either exceed or be less than the targets established, as determined by the independent members of the board in their discretion based on the recommendation of the compensation committee and based on corporate and individual performance. Bonus target levels under the 2015 bonus plan for Ms. Anderson, Ms. Guyer and Mr. Hall are 60%, 40% and 40% of base salary, respectively.

              Funding of the bonus pool for the plan is dependent upon achieving a minimum level of annual revenue, and achievement in excess of such minimum threshold can result in funding of the bonus pool up to a maximum level of 150%. The size of the bonus pool could be reduced to the extent that corporate performance goals are not achieved. These performance goals include commercial objectives, representing 60% of the overall objectives, financial objectives, representing 20% of the overall objectives, and product development objectives, representing 20% of the overall objectives.

Termination-based Compensation

              Our named executive officers are parties to Change of Control and Severance Arrangements. Each of these agreements has an initial term of four years, which term automatically renews for additional one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the date of automatic renewal and which term extends for one year from a "change of control," as defined in the agreement, if such change of control occurs within the final 12 months of the initial term or the term as extended through automatic renewal. Pursuant to the agreement, if the named executive officer is terminated by us without "cause" (as defined in the agreement), or terminates his or her employment for "good reason" (as defined in the agreement), each during a period not within two months prior to and ending 12 months following a change of control, or the "change of control period" (as defined in the agreement), he or she is entitled to the following benefits:

              Ms. Anderson — (i) 12 months of salary continuation from the termination date, (ii) a lump sum payment equal to her pro-rated annual bonus for performance up to the end of the applicable performance period and (iii) accelerated vesting equal to 50% of any outstanding equity awards along with the extension of the post-termination exercise period of such awards to 24 months after the termination date.

              Ms. Guyer and Mr. Hall — six months of salary continuation from the termination date.

              If Ms. Anderson is terminated by us without cause, or Ms. Anderson terminates her employment for good reason each during the change of control period, Ms. Anderson is entitled to (i) a lump sum severance payment equal to 12 months of salary from the termination date, (ii) a lump sum payment equal to 100% of the higher of her (A) annual target bonus for the year in which the change of control occurs, (B) annual target bonus for the year in which the termination occurs, or (C) actual bonus for the year prior to the year in which the termination occurs and (iii) accelerated vesting equal to 100% of any outstanding equity awards along with the extension of the post-termination exercise period of such awards to 24 months after the termination date.

              If Ms. Guyer or Mr. Hall is terminated by us without cause, or Ms. Guyer or Mr. Hall terminates their employment for good reason, each during the change of control period, Ms. Guyer and Mr. Hall are entitled to (i) a lump sum severance payment equal to six months of salary from the termination date, (ii) a lump sum payment equal to 50% the higher of his or her (A) annual target bonus for the year in which the change of control occurs, (B) annual target bonus for the year in which the termination occurs, or (C) actual bonus for the year prior to the year in which the termination occurs and (iii) accelerated vesting equal to 100% of any outstanding equity awards along with the extension of the post-termination exercise period of such awards to 18 months after the termination date

              The receipt of the above-described benefits are subject to the named executive officer executing a release of certain claims against us. Further, in either of the above situations the named executive officer will also be reimbursed (or receive payments in lieu of such reimbursements) if he or she elects and pays to continue health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, for any premiums paid for continued health benefits for the executive and his or her eligible dependents until the earlier of (i) 12 months for Ms. Anderson and six months for Ms. Guyer and Mr. Hall after their respective termination date or (ii) the date upon which the executive and his or her eligible dependents become covered under similar plans.

              From time to time, our executive officers and directors may enter into written trading plans pursuant to Rule 10b5-1 of the Securities and Exchange Act of 1934.

2014 Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Bonnie H. Anderson	11,153	(2)(3)	—	$0.80	02/02/2020
	97,000	(2)(4)	—	$2.36	09/27/2020
	18,125	(5)	—	$2.36	02/22/2021
	32,782	(5)	—	$2.68	03/09/2022
	143,750	(2)(6)	—	$2.68	03/09/2022
	112,500	(2)(7)	—	$4.00	02/05/2023
	24,112	(5)	—	$4.00	02/05/2023
	12,500	(8)	—	$4.00	02/05/2023
	—		140,000	$14.34	02/19/2024

Shelly D. Guyer	148,750	(2)(9)	—	$6.04	06/20/2023
	—		70,000	$14.34	02/19/2014

Christopher M. Hall	102,500	(2)(10)	—	$0.80	03/29/2020
	12,500	(2)(4)	—	$2.36	09/27/2020
	11,000	(5)	—	$2.36	02/22/2021
	37,500	(2)(6)	—	$2.68	03/09/2022
	16,927	(5)	—	$2.68	03/09/2022
	31,250	(2)(7)	—	$4.00	02/05/2023
	11,767	(5)	—	$4.00	02/05/2023
	—		70,000	$14.34	02/19/2024
	—		40,000	$10.45	09/16/2024

(1)
Except as otherwise noted, options become exercisable as to 25% of the shares on the first anniversary of the grant date, and the remaining shares vest at a rate of 1/48th of the total number of shares subject to the options each month thereafter. The options have a term of ten years, subject to earlier termination in certain events relating to termination of employment. If an option holder is terminated without "cause" or resigns for "good reason" (each as defined in the applicable option agreement) within 12 months of a change in control, 100% of the shares subject to the option shall vest immediately prior to such termination or resignation.

(2)
The option may be exercised in full prior to the vesting of the shares underlying the option. Vesting is subject to continued service on the applicable vesting date.

(3)
The option vested at a rate of 1/24th of the total number of shares subject to the option each month following the vesting commencement date. The vesting commencement date is January 1, 2010.

(4)
The vesting commencement date is September 28, 2010.

(5)
The option was fully vested on the date of grant.

(6)
The vesting commencement date is March 10, 2012.

(7)
The vesting commencement date is February 5, 2013.

(8)
The option vested in full upon the closing of our initial public offering.

(9)
The vesting commencement date is April 8, 2013.

(10)
The vesting commencement date is March 15, 2010.

Equity Compensation Plan Information

              The following table gives information about our common stock that may be issued upon the exercise of options under our equity compensation plans as of December 31, 2014:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Plan Category
Equity compensation plans approved by security holders	3,249,469	$7.59	1,341,252
Equity compensation plans not approved by security holders	—	—	—

Total	3,249,469	$7.59	1,341,252

 Report of the Audit Committee of the Board of Directors

              The Audit Committee acts pursuant to a written charter that was adopted by the Board of Directors in October 2013 and became effective in November 2013. Each member of the Audit Committee qualifies as "independent" under the current listing requirements of The NASDAQ Stock Market.

              In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company's internal control over financial reporting.

              Within this framework, the Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2014. The Audit Committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

              Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee
Brian G. Atwood Fred E. Cohen, M.D., D.Phil. Karin Eastham (Chair)

 Security Ownership of Certain Beneficial Owners and Management

              The following table sets forth information regarding the number of shares of common stock beneficially owned on March 24, 2015, by:

  •
  each person who is known by us to beneficially own 5% or more of our common stock;

  •
  each of our named executive officers and directors; and

  •
  all of our executive officers and directors as a group.

              We have determined beneficial ownership in accordance with SEC rules. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

              Applicable percentage ownership is based on 22,551,745 shares of common stock outstanding at March 24, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are exercisable within 60 days of March 24, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

              Except as otherwise set forth below, the address of each beneficial owner is 7000 Shoreline Court, Suite 250, South San Francisco, California 94080.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Domain Partners(2)	2,796,024	12.4%
KPCB Holdings, Inc.(3)	3,561,929	15.8%
TPG Biotechnology Partners II, L.P(4)	3,551,929	15.8%
Entities affiliated with Versant Ventures(5)	3,626,221	16.1%
Eventide Asset Managemment, LLC(6)	1,384,100	6.1%
Directors and Executive Officers:
Bonnie H. Anderson(7)	594,754	2.6%
Brian G. Atwood(5)	3,626,221	16.1%
John L. Bishop	–	*
Brook H. Byers(3)	3,561,929	15.8%
Fred E. Cohen, M.D., D.Phil.(8)	10,000	*
Karin Eastham(9)	63,227	*
Robert S. Epstein, M.D., M.S.	–	*
Evan Jones(10)	418,907	1.9%
Jesse I. Treu, Ph.D.(2)	2,796,024	12.4%
Shelly D. Guyer(11)	170,623	*
Christopher M. Hall(12)	245,317	1.1%
All directors and executive officers as a group (12 persons)(13)	11,513,455	51.1%

*
Less than 1%

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options to purchase shares of common stock exercisable within 60 days of March 24, 2015. Unless otherwise indicated, shares are owned of record and beneficially by the named person.

(2)
Based on a Schedule 13G/A filed on February 2, 2015, includes 2,763,294 shares held by Domain Partners VIII, L.P. and 22,730 shares held by DP VIII Associates, L.P. The managing members of One Palmer Square Associates VIII, L.L.C., the general partner of Domain Partners VIII, L.P. and DP VIII Associates, L.P., share voting and dispositive power with respect to these shares. The managing members of One Palmer Square Associates VIII, L.L.C. are Jesse I. Treu, a member of our board of directors, James C. Blair, Brian H. Dovey, Brian K. Halak, Kathleen K. Schoemaker and Nicole Vitullo. Each of Jesse I. Treu, James C. Blair, Brian H. Dovey, Brian K. Halak, Kathleen K. Schoemaker and Nicole Vitullo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein. Also includes an option to purchase 10,000 shares of our common stock which is exercisable within 60 days of March 24, 2015 held by Jesse I. Treu. The address for the entities and individuals affiliated with Domain Partners is One Palmer Square, Suite 515, Princeton, New Jersey 08542.

(3)
Based on a Schedule 13G filed on February 14, 2014, includes 3,174,484 shares of common stock beneficially owned by Kleiner Perkins Caufield & Byers XII, LLC, or KPCB XII; 45,695 shares of common stock beneficially owned by KPCB XII Founders Fund, LLC, or KPCB XII FF; 61,435 shares of common stock beneficially owned by Brook H. Byers, a member of our board of directors; and 270,315 shares of common stock beneficially owned by individuals and entities associated with Kleiner Perkins Caufield & Byers. All shares are held for convenience in the name of "KPCB Holdings, Inc. as nominee," for the accounts of such individuals and entities who each exercise their own voting and dispositive power over such shares. The managing member of KPCB XII and KPCB XII FF is KPCB XII Associates, LLC ("KPCB XII Associates"). Brook H. Byers, L. John Doerr, Joseph Lacob, Raymond J. Lane and Theodore E. Schlein, the managers of KPCB XII Associates, exercise shared voting and dispositive power over the shares directly held by KPCB XII and KPCB XII FF. Also includes an option to purchase 10,000 shares of our common stock which is exercisable within 60 days of March 24, 2015 held by Brook H. Byers. The address of the entities and individuals affiliated with Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.

(4)
Based on a Schedule 13G filed on February 13, 2014, consists of 3,551,929 shares held by TPG Biotechnology Partners II, L.P., a Delaware limited partnership whose general partner is TPG Biotechnology GenPar II, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar II Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by TPG Biotechnology Partners II, L.P. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by TPG Biotechnology Partners II, L.P. except to the extent of their pecuniary interest therein. The address of TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman and

  Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(5)
Based on a Schedule 13G/A filed on February 17, 2015, includes 3,594,989 shares held by Versant Venture Capital III, L.P. and 21,232 shares held by Versant Side Fund III, L.P. Versant Ventures III, LLC, the sole general partner of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P., has voting and dispositive power with respect to these shares. The individual managing members of Versant Ventures III, LLC are Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, William J. Link, Barbara N. Lubash, Donald B. Milder, Robin L. Praeger, Rebecca B. Robertson and Charles M. Warden, all of whom share voting and investment power with respect to these shares. Mr. Atwood is a member of our board of directors and Mr. Colella is a former member of our board of directors. Each individual managing member disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest in such shares. Also includes an option to purchase 10,000 shares of our common stock which is exercisable within 60 days of March 24, 2015 held by Brian G. Atwood. The address of the entities and individuals affiliated with Versant Ventures is One Sansome Street, Suite 3630, San Francisco, California 95104.

(6)
Based on a Schedule 13G filed on February 13, 2015, Eventide Asset Management, LLC, has voting and dispositive power with respect to 1,384,100 shares of our common stock held by two registered investment companies, Eventide Gilead Fund and Eventide Healthcare & Lifesciences Fund, for which Eventide Asset Management, LLC acts as investment adviser. The address of Eventide Asset Management, LLC, is 60 State Street, Suite 700, Boston, Massachusetts, 02109.

(7)
Includes options to purchase 495,669 shares of our common stock which are exercisable within 60 days of March 24, 2015, 79,170 of which are subject to the right of repurchase, which right lapses over time.

(8)
Consists of options to purchase 10,000 shares of our common stock which are exercisable within 60 days of March 24, 2015. Does not include 3,551,929 shares held by TPG Biotechnology Partners II, L.P. Dr. Cohen is a TPG partner. Dr. Cohen does not have voting or dispositive power with respect to the shares held by TPG Biotechnology Partners II, L.P. and disclaims beneficial ownership of such shares. The address of Dr. Cohen is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(9)
Includes options to purchase 50,000 shares of our common stock which are exercisable within 60 days of March 24, 2015, 20,392 of which are subject to the right of repurchase, which right lapses over time. Also includes 13,227 shares held by the Karin Eastham Defined Benefit Plan.

(10)
Includes options to purchase 60,000 shares of our common stock. Also includes 358,907 shares held by jVen Capital, LLC, of which Mr. Jones is Managing Member.

(11)
Consists of options to purchase 170,623 shares of our common stock which are exercisable within 60 days of March 24, 2015, 70,626 of which are subject to the right of repurchase, which right lapses over time.

(12)
Consists of options to purchase 245,317 shares of our common stock which are exercisable within 60 days of March 24, 2015, 21,487 of which are subject to the right of repurchase, which right lapses over time.

(13)
Consists of options to purchase 1,084,940 shares of our common stock which are exercisable within 60 days of March 24, 2015, 191,675 of which are subject to the right of repurchase, which right lapses over time.

PROPOSAL 2
APPROVAL OF THE VERACYTE, INC. EMPLOYEE STOCK PURCHASE PLAN

              Our board of directors adopted the Veracyte, Inc. Employee Stock Purchase Plan, or ESPP, on March 10, 2015, to be effective on May 18, 2015, subject to the approval of stockholders at the Annual Meeting. The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of our company by purchasing common stock from the company at favorable terms and to pay for their purchases through payroll deductions. The board of directors believes that establishing an ESPP will enable us to attract, retain and motivate valued employees. A total of 750,000 shares of common stock will be reserved for issuance under our ESPP.

              The following summary of the principal features of the ESPP is qualified by reference to the terms of the ESPP, a copy of which is available without charge upon stockholder request to the Secretary, Veracyte, Inc., 7000 Shoreline Court, Suite 250, South San Francisco, California 94080. The ESPP has also been filed electronically with the SEC together with this Proxy Statement and can be accessed on the SEC's website at http://www.sec.gov.

              Administration.    Our ESPP will be administered by the compensation committee of our board of directors. The compensation committee has the authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the ESPP as well as any ESPP procedures instituted by the board of directors. The compensation committee is also authorized to adjudicate any disputed claims under the ESPP.

              Eligibility.    Each full-time and part-time employee, including our officers and employee directors and employees of participating subsidiaries, who is employed by us on the day preceding the start of any offering period will be eligible to participate in the ESPP. Our ESPP requires that an employee customarily work more than 20 hours per week and more than 5 months per calendar year in order to be eligible to participate in the ESPP. Our ESPP will permit an eligible employee to purchase common stock through payroll deductions, which may not be less than 1% nor more than 15% of the employee's salary, with the actual limit determined by the compensation committee from time to time. However, no employee is eligible to participate in the ESPP if, immediately after electing to participate, the employee would own stock of the Company (including stock such employee may purchase under this plan or other outstanding options) representing 5% or more of the total combined voting power or value of all classes of our stock. No employee will be able to purchase more than 2,500 shares, or such lesser number of shares as may be determined by the compensation committee with respect to a single offering period, or purchase period, if applicable. In addition, no employee is permitted to accrue, under the ESPP and all similar purchase plans of the Company or its subsidiaries, a right to purchase stock of the Company having a value in excess of $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. Employees will be able to withdraw their accumulated payroll deductions prior to the end of the offering period in accordance with the terms of the offering. Participation in our ESPP will end automatically on termination of employment with us.

              Offering Periods and Purchase Price.    Our ESPP will be implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, except as noted below, the board of directors or, as authorized, compensation committee may specify offerings with a duration of not more than 12 months, and may specify shorter purchase periods within each offering. During each purchase period, payroll deductions will accumulate, without interest. On the last day of the purchase period, accumulated payroll deductions will be used to purchase common stock for employees participating in the offering.

              The purchase price will be specified pursuant to the offering, but cannot, under the terms of the ESPP, be less than 85% of the fair market value per share of our common stock on either the last trading day preceding the offering date or on the purchase date, whichever is less.

              Reset Feature.    The compensation committee may specify that if the fair market value of a share of our common stock on any purchase date within a particular offering period is less than or equal to the fair market value on the start date of that offering period, then the offering period will automatically terminate and the employee in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the next day following such purchase date.

              Changes to Capital Structure.    In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (a) the number of shares reserved under the ESPP, (b) the individual and aggregate participant share limitations described in the plan and (c) the price of shares that any participant has elected to purchase.

              Corporate Reorganization.    Immediately before a corporate reorganization, the offering period and purchase period then in progress shall terminate and stock will be purchased with the accumulated payroll deductions, unless the ESPP is assumed by the surviving corporation or its parent corporation under the plan of merger or consolidation.

              Amendment and Termination.    Our board of directors will have the right to amend, suspend or terminate the ESPP at any time. Any increase in the aggregate number of shares of stock to be issued under the ESPP is subject to stockholder approval. Any other amendment is subject to stockholder approval only to the extent required under applicable law or regulation.

Certain Federal Income Tax Consequences of Participating in the Employee Stock Purchase Plan

              The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

              The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Plan Benefits

              Purchase rights are subject to a participant's discretion, including an employee's decision not to participate in the ESPP, and awards under the ESPP are not determinable. Directors who are not employees are not eligible to participate in, and will not receive any benefit under, the ESPP.

Required Vote

              Approval of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of present and voting at the Annual Meeting in person or by proxy.

              The Board of Directors Recommends a Vote "FOR" Approval of the Veracyte, Inc. Employee Stock Purchase Plan.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Ernst & Young LLP audited our financial statements in 2014. PricewaterhouseCoopers LLP, or PwC, audited our financial statements in 2013. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Representatives of PwC are not expected to be present at the Annual Meeting.

Principal Accountant Fees and Services

              The following table sets forth the fees billed for audit and other services rendered:

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$798,180	$2,012,872
Audit-related Fees	—	—
Tax Fees(2)	—	32,750
All Other Fees(3)	66,995	—

	$865,175	$2,045,622

(1)
Audit fees include fees and out-of-pocket expenses, whether or not yet invoiced, for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements. In 2013, audit fees also include fees for our initial public offering, review of our registration statements, and services provided in connection with other SEC filings.

(2)
Tax fees consist of federal and state tax compliance and planning, tax advice and preparation of tax returns.

(3)
All other fees consist of fees for professional services provided in connection with our acquisition of Allegro Diagnostics Corp. and other accounting consultation.

Pre-approval Policies and Procedures

              In connection with our initial public offering, our audit committee established a policy to pre- approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm's independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Change in Independent Registered Public Accounting Firm

              On June 4, 2014, our audit committee approved the dismissal of PwC as our independent registered public accounting firm. The reports of PwC on our financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that the PwC report on our financial statements as of December 31, 2011 and 2012 and for each of the two years in the period ended December 31, 2012, included in our registration statement on Form S-1 (File No. 333-191282) and related prospectus dated October 29, 2013, contained an emphasis of matter paragraph relating to our experience of recurring operating losses and negative cash flows from operations as described in Note 2 to such financial statements.

              During the fiscal years ended December 31, 2013 and 2012, and through June 4, 2014, we did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods. During the fiscal years ended December 31, 2013 and 2012, and through June 4, 2014, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

              On June 4, 2014, our audit committee approved the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. During the fiscal years ended December 31, 2013 and 2012 and in the subsequent interim period through June 4, 2014, neither we nor anyone acting on our behalf has consulted with Ernst & Young LLP on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Required Vote

              Ratification will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

              The Board of Directors Recommends a Vote "FOR" Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

 Section 16(A) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2014.

Stockholder Proposals for the 2016 Annual Meeting

              If a stockholder wishes to present a proposal to be considered for inclusion in our proxy statement for the 2016 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by our Secretary no later than December 17, 2015. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail — Return Receipt Requested.

              A stockholder proposal not included in our proxy statement for the 2016 Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder's notice not more than 120 days nor less than 90 days prior to the first anniversary date of the preceding year's annual meeting; however, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting, we must have received the stockholder's notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the earlier of the day on which notice of the annual meeting date was mailed or the day of the first public announcement of the annual meeting date. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder's notice described above. The stockholder's notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

 Other Matters

              Your board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by telephone, the internet, or by signing and mailing the enclosed proxy or voting instruction form promptly.

By Order of the Board of Directors

Julie A. Brooks Executive Vice President, General Counsel and Secretary

South San Francisco, California

April 8, 2015

              Our Annual Report on Form 10-K for the year ended December 31, 2014 has been mailed with this Proxy Statement. We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of our common stock on the close of business on March 24, 2015, copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable per page fee. Written requests should be sent to: Investor Relations, Veracyte, Inc., 7000 Shoreline Court, Suite 250, South San Francisco, California 94080. Our Annual Report on Form 10-K and exhibits are also available at www.veracyte.com.

 Annex A

VERACYTE, INC.

EMPLOYEE STOCK PURCHASE PLAN

 VERACYTE, INC.

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1    Purpose Of The Plan.

              The Plan was adopted by the Board on March 10, 2015 and shall be effective on May 18, 2015 subject to stockholder approval (the "Effective Date"). The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2    Definitions.

              (a)         "Board" means the Board of Directors of the Company, as constituted from time to time.

              (b)         "Code" means the Internal Revenue Code of 1986, as amended.

              (c)          "Committee" means a committee designated by the Board, as described in Section 3.

              (d)         "Company" means Veracyte, Inc., a Delaware corporation.

              (e)         "Compensation" means, unless provided otherwise by the Committee, base salary, wages and commissions paid in cash to a Participant by a Participating Company, without reduction for any pre-tax contributions made by the Participant under sections 401(k) or 125 of the Code. "Compensation" shall, unless provided otherwise by the Committee, exclude variable compensation other than commissions (including bonuses, incentive compensation, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

              (f)          "Corporate Reorganization" means:

                  (i)          The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

                  (ii)         The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

              (g)         "Eligible Employee" means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.

              The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her.

              (h)         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (i)          "Fair Market Value" means the fair market value of a share of Stock, determined by the Committee as follows:

                  (i)          If Stock was traded on any established national securities exchange including the New York Stock Exchange or The NASDAQ Stock Market on the date in question, then the Fair Market Value shall be equal to the closing price as quoted on such exchange (or the exchange with the greatest volume of trading in the Stock) on such date; or

                  (ii)         If the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

              For any date that is not a Trading Day, the Fair Market Value of a share of Stock for such date shall be determined by using the closing sale price for the immediately preceding Trading Day. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.

              (j)          "Offering" means the grant of options to purchase shares of Stock under the Plan to Eligible Employees.

              (k)         "Offering Date" means the first day of an Offering.

              (l)          "Offering Period" means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

              (m)        "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

              (n)         "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

              (o)         "Plan" means this Veracyte, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

              (p)         "Plan Account" means the account established for each Participant pursuant to Section 8(a).

              (q)         "Purchase Date" means one or more dates during an Offering on which shares of Stock may be purchased pursuant to the terms of the Offering.

              (r)          "Purchase Period" means one or more successive periods during an Offering, beginning on the Offering Date or on the day after a Purchase Date, and ending on the next succeeding Purchase Date.

              (s)          "Purchase Price" means the price at which Participants may purchase shares of Stock under the Plan, as determined pursuant to Section 8(b).

              (t)          "Stock" means the Common Stock of the Company.

              (u)         "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              (r)          "Trading Day" means a day on which the national stock exchange on which the Stock is traded is open for trading.

SECTION 3    Administration Of The Plan.

              (a)         Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

              (b)         Committee Responsibilities. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee's determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, including sub plans which the Committee may establish (which need not qualify under Section 423 of the Code) for the purpose of (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code or (ii) qualifying the Plan for preferred tax treatment under foreign tax laws (which sub plans, at the Committee's discretion, may provide for allocations of the authorized Shares reserved for issue under the Plan as set forth in Section 14(a)). The rules of such sub plans may take precedence over other provisions of the Plan, with the exception of Section 14(a), but unless otherwise superseded by the terms of such sub plan, the provisions of the Plan shall govern the operation of such sub plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to employees resident in the United States, subject to compliance with Section 423 of the Code. Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.

SECTION 4    Enrollment And Participation.

              (a)         Offering Periods. While the Plan is in effect, the Committee may from time to time grant options to purchase shares of Stock pursuant to the Plan to Eligible Employees during a specified Offering Period. Each such Offering shall be in such form and shall contain such terms and conditions as the Committee shall determine, subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all Eligible Employees have the same rights and privileges. The Committee shall specify prior to the commencement of each Offering (i) the period during which the Offering shall be effective, which may not exceed 12 months from the Offering Date and may include one or more successive Purchase Periods within the Offering, (ii) the Purchase Dates and Purchase Price for shares of Stock which may be purchased pursuant to the Offering, and (iii) if applicable, any limits on the number of shares purchasable by a Participant, or by all Participants in the aggregate, during any Offering Period or, if applicable, Purchase Period, in each case consistent with the limitations of the Plan. Unless provided otherwise by the Committee prior to commencement of an Offering, the maximum number of shares of Stock which may be purchased by an individual Participant during such Offering is 2,500 shares, subject to the other limitations of the Plan. The Committee shall have the discretion to provide for the automatic termination of an Offering following any Purchase Date on which the Fair Market Value of a share of Stock is equal to or less than the Fair Market Value of a share of Stock on the Offering Date, and for the Participants in the terminated Offering to be automatically re-enrolled in a new Offering that commences immediately after such Purchase Date. The terms and conditions of each Offering need not be identical, and shall be deemed incorporated by reference and made a part of the Plan.

              (b)         Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Company. The enrollment form shall be filed with the Company in accordance with such procedures as may be established by the Company.

              (c)          Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5    Employee Contributions.

              (a)         Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions; provided, however, that to the extent provided in the terms and conditions of an Offering, a Participant may also make contributions through payment by cash or check prior to one or more Purchase Dates during the Offering. Payroll deductions, subject to the provisions of Subsection (b) below or as otherwise provided by the Committee, shall occur on each payday during participation in the Plan.

              (b)         Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15%. However, no payroll deduction will be made unless a Participant timely files the proper form with the Company after a registration statement covering the Stock is filed and effective under the Securities Act of 1933, as amended.

              (c)          Changing Withholding Rate. A Participant may not increase the rate of payroll withholding during the Purchase Period, but unless otherwise provided under the terms and conditions of an Offering, may discontinue or decrease the rate of payroll withholding to a whole percentage of his or her Compensation in accordance with such procedures and subject to such limitations as the Company may establish for all Participants. A Participant may also increase or decrease the rate of payroll withholding effective for a new Purchase Period by filing a new enrollment form with the Company at the prescribed location and time. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15%.

              (d)         Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by withdrawing from the Plan pursuant to Section 6(a). In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).

SECTION 6    Withdrawal From The Plan.

              (a)         Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location. Such withdrawal may be elected at any time before the last day of an Offering Period, except as otherwise provided in the Offering. In addition, if payment by cash or check is permitted under the terms and conditions of an Offering, Participants may be deemed to withdraw from the Plan by declining or failing to remit timely payment to the Company for the shares of Stock. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

              (b)         Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7    Change In Employment Status.

              (a)         Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.

              (b)         Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

              (c)          Death. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to the Participant's estate.

SECTION 8    Plan Accounts and Purchase Of Shares.

              (a)         Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

              (b)         Purchase Price. The Purchase Price for each share of Stock purchased during an Offering Period shall not be less than the lesser of:

                  (i)          85% of the Fair Market Value of such share on the Purchase Date; or

                  (ii)         85% of the Fair Market Value of such share on the Offering Date.

              (c)          Number of Shares Purchased. As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than such number of shares of Stock as may be determined by the Committee with respect to the Offering Period, or Purchase Period, if applicable, nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). For each Offering Period and, if applicable, Purchase Period, the Committee shall have the authority to establish additional limits on the number of shares purchasable by all Participants in the aggregate.

              (d)         Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), or which may be purchased pursuant to any additional aggregate limits imposed by the Committee, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

              (e)         Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the applicable Purchase Date, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

              (f)          Unused Cash Balances. An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Offering Period or refunded to the Participant in cash, without interest, if his or her participation is not continued. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

              (g)         Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the adoption of the Plan.

SECTION 9    Limitations On Stock Ownership.

              (a)         Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

                  (i)          Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

                  (ii)         Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

                  (iii)        Each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under this Plan under the individual limit specified pursuant to Section 8(c) with respect to each Offering Period.

              (b)         Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds $25,000 of Fair Market Value of such Stock per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of section 423(b)(8) of the Code and applicable Treasury Regulations promulgated thereunder.

              For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10    Rights Not Transferable.

              The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11    No Rights As An Employee

              Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12    No Rights As A Stockholder.

              A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13    Securities Law Requirements.

              Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 14    Stock Offered Under The Plan.

              (a)         Authorized Shares. The maximum aggregate number of shares of Stock available for purchase under the Plan is 750,000 shares. The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.

              (b)         Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the individual and aggregate Participant share limitations described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued shares of Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property).

              (c)          Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15    Amendment Or Discontinuance.

              The Board (or any committee thereof to which it delegates such authority) shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board (or any committee thereof to which it delegates such authority) may in its discretion determine that the applicable Offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. This Plan shall continue until the earlier to occur of (a) termination of this Plan pursuant to this Section 15 or (b) issuance of all of the shares of Stock reserved for issuance under this Plan.

SECTION 16    Execution.

              To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

VERACYTE, INC.
By:

Title:

Date:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000237441_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 John L. Bishop 02 Fred E. Cohen c/o BROADRIDGE PO BOX 1342 BRENTWOOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To approve the Veracyte, Inc. Employee Stock Purchase Plan. 3 To ratify the appointment of Ernst & Young LLP as indpendent registered public accounting firm for 2015. NOTE: In his or her discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000237441_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K, Shareholder Letter is/are available at www.proxyvote.com . VERACYTE, INC. Annual Meeting of Stockholders May 18, 2015 - 10:00 AM This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby authorizes Bonnie H. Anderson and Shelly D. Guyer, and each of them, as proxies of the undersigned, with full power of substitution, to represent and to vote all the shares of common stock of Veracyte, Inc. ("Veracyte") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Veracyte to be held at 7000 Shoreline Court, Conference Room, 1st Floor, South San Francisco, California, on May 18, 2015 at 10:00 a.m., and at any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions: Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, the election of all of the nominees for director, FOR Proposals 2 and 3, and in accordance with the discretion of the proxies on any other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith. Continued and to be signed on reverse side

QuickLinks

Questions and Answers about the Proxy Materials and the Annual Meeting
PROPOSAL 1 ELECTION OF DIRECTORS
Executive Compensation
Report of the Audit Committee of the Board of Directors
Security Ownership of Certain Beneficial Owners and Management
PROPOSAL 2 APPROVAL OF THE VERACYTE, INC. EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Section 16(A) Beneficial Ownership Reporting Compliance
Stockholder Proposals for the 2016 Annual Meeting
Other Matters
  Annex A
VERACYTE, INC. EMPLOYEE STOCK PURCHASE PLAN
Table of Contents
VERACYTE, INC. EMPLOYEE STOCK PURCHASE PLAN